Exhibit 3.1
FFOURTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

PERFORMANT HEALTHCARE, INC.

1.            The name of this corporation is Performant Healthcare, Inc. (the “Corporation”).

2.           The registered office of the Corporation in the State of Delaware is located at: c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, County of New Castle, DE 19801. The name of the registered agent at such address is The Corporation Trust Company.

3.          The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

4.         The total number of shares of stock that the Corporation shall have authority to issue is 100 shares of Common Stock, $0.01 par value per share.  Each share of Common Stock shall be entitled to one vote.

5.         Except as otherwise provided in the provisions establishing a class of stock, the number of authorized shares of any class or series of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the Corporation entitled to vote irrespective of the provisions of Section 242(b)(2) of the DGCL.

6.           The business and affairs of the Corporation shall be managed by or under the direction of the members of the board of directors (the “Board of Directors”).  The size of the Board of Directors shall be determined as set forth in the bylaws of the Corporation, as in effect from time to time (the “Bylaws”).  The election of directors need not be by written ballot unless the Bylaws shall so require.

7.           In furtherance and not in limitation of the power conferred upon the Board of Directors by law, the Board of Directors shall have power to make, adopt, alter, amend and repeal from time to time the Bylaws of the Corporation, subject to the right of the stockholders entitled to vote with respect thereto to alter and repeal Bylaws made by the Board of Directors.

8.            To the maximum extent permitted from time to time under the laws of the State of Delaware, the Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to its officers, directors or stockholders, other than those officers, directors or stockholders who are employees of the Corporation or, with respect to any individual, each spouse or child or other descendants of such individual, each trust, limited liability company or limited partnership created solely for the benefit of one or more of the aforementioned Persons and/or their spouses and each custodian or guardian of any property of one or more of the aforementioned Persons in his capacity as such custodian or guardian, of officers, directors or stockholders who are employees of the Corporation.  No amendment or repeal of this Section 8 shall apply to or have any effect on the liability or alleged liability of any officer, director or stockholder of the Corporation for or with respect to any opportunities of which such officer, director, or stockholder becomes aware prior to such amendment or repeal. To the fullest extent permitted by law, any Person purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Section 8.  As used herein, “Person” shall mean any individual, partnership, corporation, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

9.           A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under the DGCL as in effect at the time such liability is determined.  No amendment or repeal of this Section 9 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

10.         (a)         To the fullest extent permitted by applicable law and in each case with respect to matters, facts, circumstances, events or developments that first arose at any time prior to the effective time of this Fourth Amended and Restated Certificate of Incorporation:

(i)         Each person who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the Corporation (or any predecessor), or such director or officer of the Corporation is or was serving at the request of the Corporation (or any predecessor) as a director, officer, employee or agent of another Corporation or of a partnership, limited liability company, joint venture, trust, employee benefit plan sponsored or maintained by the Corporation, or other enterprise (or any predecessor of any of such entities) (hereinafter an “Indemnitee”), shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), or by other applicable law as then in effect, against all expense, liability and loss (including attorneys' fees and related disbursements, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended from time to time, penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such Indemnitee in connection therewith. Each director or officer of the Corporation (or any predecessor) who is or was serving as a director, officer, employee or agent of a subsidiary of the Corporation shall be deemed to be serving, or have served, at the request of the Corporation (or any predecessor). The Corporation shall not be required to indemnify or make advances to a person (A) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized by the Board of Directors, either generally or in the specific instance, and (B) if the obligation to indemnify or make advances under the circumstances is specifically limited by the terms of any agreement between Indemnitee and the Corporation. The right to indemnification conferred in this Section 10(a) shall be a contract right. Any indemnification (but not advancement of expenses) under this Section 10(a) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, as the same exists or hereafter may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment). Such determination shall be made with respect to a person who is a director or officer at the time of such determination (A) by a majority vote of the directors who are not or were not parties to the proceeding in respect of which indemnification is being sought by Indemnitee (the “Disinterested Directors”), even though less than a quorum, (B) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum, (C) if there are no such Disinterested Directors, or if the Disinterested Directors so direct, by independent legal counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee, or (D) by the stockholders.

(ii)        The right to indemnification under this Section 10(a) shall include the right to be paid by the Corporation the expenses incurred by the Indemnitee in defending any such proceeding in advance of its final disposition, such advances to be paid by the Corporation within thirty (30) days after the receipt by the Corporation of a statement or statements (containing reasonable detail of the expenses incurred) from the claimant requesting such advance or advances from time to time; provided, however, that if the DGCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon receipt by the Corporation of a written undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under Section 10(a) or otherwise.

(iii)        The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section 10(a) shall not be deemed exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person. Any repeal or modification of the provisions of this Section 10(a) shall not in any way diminish or adversely affect the rights of any director, officer, employee or agent of the Corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

(b) To the fullest extent permitted by applicable law and in each case with respect to matters, facts, circumstances, events or developments that first arose at, or at any time following, the effective time of this Fourth Amended and Restated Certificate of Incorporation:

(i)          The Corporation shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, (x) by reason of the fact that such person is or was a director or is or was serving at the request of the Corporation as a director of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans or (y) in such person's capacity as an officer, employee or agent of the Corporation or in such person's capacity as an officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, that such person is or was serving at the request of the Corporation (each such person described in the foregoing clauses (x) and (y), a “Covered Person”), against expenses (including attorney's fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred (and not otherwise recovered) in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the foregoing shall not require the Corporation to indemnify any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person other than an action authorized by the Board of Directors.  Such indemnification shall not be exclusive of other indemnification rights arising under any bylaw, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person.  Any person seeking indemnification under this Section 10(b) shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established.  Any repeal or modification of the foregoing provisions of this Section 10(b) shall not adversely affect any right or protection of a Covered Person with respect to any acts or omissions of such Covered Person occurring prior to such repeal or modification.

(ii)        The Corporation shall pay on a current and as-incurred basis expenses incurred by any Covered Person in defending or otherwise participating in any action, suit, proceeding or claim in advance of the final disposition of such action, suit, proceeding or claim, including appeals, upon presentation of (x) an unsecured written undertaking to repay such amounts if it is ultimately determined that the person is not entitled to indemnification hereunder and (y) adequate documentation reflecting such expenses.

(iii)      It is the intent that with respect to all advancement and indemnification obligations under this Section 10(b), the Corporation shall be the primary source of advancement, reimbursement and indemnification relative to any direct or indirect shareholder of the Corporation (or any affiliate of such shareholder, other than the Corporation or any of its direct or indirect subsidiaries).  The Corporation shall have no right to seek contribution, indemnity or other reimbursement for any of its obligations under this Section 10(b) from any such direct or indirect shareholder of the Corporation (or any affiliate of such shareholder, other than the Corporation or any of its direct or indirect subsidiaries).

(c)          The Corporation shall have the power to purchase and maintain, at its expense, insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, against any expense, liability or loss asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL or the terms of this Certificate of Incorporation.

11.         The books of the Corporation may (subject to any statutory requirements) be kept outside the State of Delaware as may be designated by the Board of Directors or in the Bylaws.

12.         If at any time the Corporation shall have a class of stock registered pursuant to the provisions of the Securities Exchange Act of 1934, for so long as such class is so registered, any action by the stockholders of such class must be taken at an annual or special meeting of stockholders and may not be taken by written consent.

13.         The Corporation shall not be governed by Section 203 of the DGCL.

14.        (a)         Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (the “Chancery Court”) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or its stockholders, (iii) any action asserting a claim against the Corporation arising pursuant to any provision of the DGCL, this Certificate of Incorporation or the Bylaws or (iv) any action asserting a claim against the Corporation governed by the internal affairs doctrine, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Any person or entity purchasing or otherwise acquiring any interest in the shares of capital stock of the Corporation will be deemed to have notice of and consented to the provisions of this Section 14.

(b)        Any person or entity that purchases or otherwise acquires any interest in the shares of capital stock of the Corporation will be deemed to have (i) consented and submitted to the personal jurisdiction of the Chancery Court in connection with any action described in Section 14(a) above (an “Action”), (ii) waived any objection to the exercise of personal jurisdiction over such stockholder in the Chancery Court (iii) waived any argument relating to the inconvenience of the forums referenced above in connection with any Action, (iv) agreed not to commence any such Action other than before the Chancery Court nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such Action to any court other than the Chancery Court whether on the grounds of inconvenient forum or otherwise, and (v) consented to having service of process made upon such person or entity by service upon such person’s or entity’s counsel as agent for such person or entity in the event that such person or entity brings an Action in a court other than the Chancery Court.

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